UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2010

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)
Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 28, 2010, the registrant issued a news release announcing its first quarter 2010 results. A copy of that news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The news release furnished herewith contains information regarding the registrant’s operating income (loss).  Operating income (loss) differs from net income (loss), the most directly comparable generally accepted accounting principle financial measure, only by the exclusion of realized capital gains (losses) on investments and gains on debt repurchase.  Management believes that presentation of operating income (loss) provides useful information to investors because it more accurately measures and predicts the registrant’s results of operations by removing the variability arising from the management of the registrant’s investment portfolio.  In addition, management, analysts and investors use operating income (loss) to evaluate the financial performance of the registrant and the insurance industry in general.

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant, dated April 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ DOMINIC J. ADDESSO
Dominic J. Addesso
Executive Vice President and
Chief Financial Officer

Dated: April 28, 2010

EXHIBIT INDEX

Exhibit Number	Description of Document	Page No.

99.1	News Release of the registrant, dated April 28, 2010	5